Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 24, 2021 (except for the third paragraph of Note 23, as to which the date is May 6, 2021), in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-255076) and related Prospectus of Bowman Consulting Group Ltd. and Affiliates for the registration of 3,077,000 shares of its common stock.

/s/ Ernst & Young LLP

Tysons, Virginia

May 6, 2021